EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 11, 2002 relating to the financial statements, which appears in the 3M Company Annual Report on Form 10-K (formerly, Minnesota, Mining and Manufacturing Company) for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 4, 2003